Q2 2025 Earnings Call July 30, 2025

Safe Harbor Statement and Non-GAAP Financial Measures © 2025 Clarivate. All rights reserved. 2 Forward-Looking Statements This communication includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, and the markets in which we operate. Such forward-looking statements are based on available current market material and management's expectations, beliefs, and forecasts concerning future events impacting us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors of our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission ("SEC"). Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.

Safe Harbor Statement and Non-GAAP Financial Measures © 2025 Clarivate. All rights reserved. 3 Non-GAAP Financial Measures This presentation contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Free Cash Flow Conversion. Non-GAAP financial measures are not recognized terms under GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP. We use non-GAAP measures internally in our operational and financial decision-making, to assess the operating performance of our business, to assess performance for employee compensation purposes, and to decide how to allocate resources. We believe that such measures allow us to focus on what we deem to be more reliable indicators of ongoing operating performance and our ability to generate cash flow from operations, and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. Further, these measures can be useful in evaluating our performance against our peer companies because we believe they provide users with valuable insight into key components of our GAAP financial disclosure. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all. In the Appendix to this presentation, we provide definitions of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures. Industry and Market Data The market data and other statistical information used throughout this presentation are based on industry publications and surveys, public filings, and various government sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we are unable to assure you of the accuracy or completeness of such information contained in this presentation. While we are not aware of any misstatements regarding our market, industry, or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors.

Agenda 4© 2025 Clarivate. All rights reserved. Business Review Financial Review Q&A Matti Shem Tov Chief Executive Officer Jonathan Collins Executive Vice President and Chief Financial Officer

Matti Shem Tov Chief Executive Officer Business Review

Q2 2025 Overview

$621M

Revenues

Organic ACV: 1.3% ▲ 10 bps sequentially

Renewal Rate: 93% ▲ 1% YoY

Recurring Organic Revenue Growth: 0.8%

$262M

Adj. EBITDA[1]

42.1% Margin[1]

▲ 50 bps H1 YoY

$50M

Free Cash Flow[1]

Utilized to repurchase 11.5M shares in Q2

32% Conversion H1[1]

18₵

Adj. EPS[1]

● (2₵) YoY due to Adj. EBITDA impact of inorganic disposals and divestitures

Academia & Government

H1 2% organic ACV & subs revenue growth

Recognized by Outsell for industry leading development of scholarly Agentic AI solutions[2]

Intellectual Property

Returned to organic revenue growth in patent annuities in H1

Closed landmark IP Management Software wins with IPfolio

Life Sciences & Healthcare

Returned to organic ACV growth in H1

Launched DRG Commercial Analytics 360 subscription platform for Medtech companies

Clarivate™

[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures. [2] Outsell, Inc., a California-based research and advisory firm for data, information & analytics.
ACV = Annualized Contract Value

© 2025 Clarivate. All rights reserved.

6

Value Creation Plan Driving Focus, Growth and Innovation Product & AI Accelerated Innovation Invest in proprietary assets and drive development velocity through customer collaboration Optimize ROI and Support Sales Execution Sales Improved Sales Execution Drive sales execution, customer engagement and retention Increase Organic Growth and Achieve Targets Revenue Business Model Optimization Focus on driving core subscription and re-occurring revenue improving predictability Increase Subscription and Re-occurring Revenue Mix Portfolio Solutions Rationalization Assess strategic alternatives to increase execution focus and optimize capital allocation Unlock Value for Shareholders 7 Value Creation Enablers Talent and Culture Cost Rationalization Enterprise Technology © 2025 Clarivate. All rights reserved.

A&G Business Model Optimization Positions Us Well, Ahead Of Market Shifts

Academia & Government Business Model Optimization

93% — **H1 2025 A&G organic recurring revenue mix[1]**

96% — **H1 2025 renewal rate**

~75% — **of 2025 subscriptions ($) have already renewed through July**

Market Shifts

DOGE[2] cuts to US federal agency contracts, higher education research funding pressures, and OBBBA[3] budget implications are having less of an impact, due to the mission critical nature of our subscription solutions

Acceleration of AI Integration

4,800+ institutions are adopting our AI tools to enhance research support, streamline operations, and enhance student engagement

Clarivate™

[1] A&G Subscription Organic Revenues / A&G Total Organic Revenues. [2] Department of Government Efficiency. [3] One Big Beautiful Bill Act.

© 2025 Clarivate. All rights reserved.
8

Advancing Research Excellence Through Key Wins and AI Innovation © 2025 Clarivate. All rights reserved. 9 Academia & Government Expanding Strategic Partnerships With Marquee Wins Signed multi-year partnership with Canadian Research Knowledge Network, providing 55 universities with expanded access to the Web of Science, enhancing research collaboration and accessibility Accelerating Innovation Through Next-Gen Agentic AI Solutions Expanded Academic AI Platform, pioneering the integration of Agentic AI to transform research and learning workflows - first release in Web of Science Research Assistant; literature review agent Web of Science Research Assistant Literature Review Agent Of the largest Scholarly research players, Clarivate has taken an early lead in developing user facing agentic tools “ ” - Kate Worlock, VP & Lead Analyst , Outsell, Inc.1 1 Outsell, Inc., a California-based research and advisory firm for data, information & analytics.

IP Business Well Positioned to Capitalize on AI Innovation Boom © 2025 Clarivate. All rights reserved. 10 AI Innovation AI Innovation Boom Driving Registered IP Growth Rapid advancements and significant investments in AI innovation will increase registered IP volumes, creating a favorable secular growth tailwind for our business Global Thought Leadership In IP and Innovation Clarivate Center for IP and Innovation Research combines more than 60 years of IP experience, pioneering industry benchmarks and data- driven insights; recognized as a trusted thought leader We evaluated large language model patents, the data suggests we are now entering into a deployment phase… and seeing the number of inventions doubling in one year alone “ ” - Arun Hill, Lead Consultant Clarivate Center for IP and Innovation Research Featured on CNBC Top 100 Global Innovators report

Transforming IP Software with Global Reach © 2025 Clarivate. All rights reserved. 11 Intellectual Property Landmark IP Management Software Wins With IPfolio Greater than 50% year-over-year growth in IPfolio new logos1; Closed deals globally in Q2 2025, including South Korea and Japan, partnering with leading manufacturing and technology companies, to support their innovation and portfolio growth Expanding and Accelerating IPfolio Reach Across Industries Ongoing investment in IPfolio, bringing new capabilities to manage sector specific tasks, enhanced pharmaceutical portfolio features, design patents, financial system integrations, and AI capabilities IPfolio 1 H1 2025 vs. H1 2024. The expertise and comprehensive solutions from Clarivate have helped us improve our IP management practices and have provided us with valuable insights on the latest IP management trends “ ” - Dr Pei-Lin Pai, Chief Technology Officer

IP Leadership Transition © 2025 Clarivate. All rights reserved. 12 Maroun Mourad Appointed IP President Gordon Samson Retiring IP President Maroun will join Clarivate as President of the IP segment, effective September 8, 2025 Joins from Verisk Analytics Inc., where he was President for the Claims Solutions division. He bring over 25 years experience as a data analytics and software executive; profitably growing global businesses since 1998 Maroun holds a BA in political science and a JD, both from the University of California, Berkeley Replaces Gordon Samson, who will retire at the end of 2025 after a high- impact career in the IP industry, spending five years as the Chief Operating Officer at CPA Global, before joining the Clarivate executive team, most recently as the President of the IP segment

Growing Strategic Reach and Innovation with Subscription Based Platforms

Life Sciences & Healthcare

Strengthening Strategic Partnerships with Global Pharma Leaders

Expanded **long-term, multi-million-dollar partnership with a top 15 global pharmaceutical company**[1], securing a strategic win across Cortellis and DRG disease landscape and epidemiology products and services

Driving Innovation in MedTech with Next-Gen Commercial Analytics

Launched **DRG Commercial Analytics 360**, a purpose-built subscription platform enabling MedTech companies to advance commercial strategy and execution

DRG Commercial Analytics 360



Epidemiology Intelligence

"Understanding the data has helped to shape our strategy, instead of chasing competitors, we're now looking at clinicians differently"

- Theo McCormick, Senior Manager Pricing & Analytics — bioventus

Clarivate™

[1] Fierce Pharma.

© 2025 Clarivate. All rights reserved.
13

Shareholder Value Creation Focus © 2025 Clarivate. All rights reserved. 14 Progressed comprehensive review of strategic alternatives to support future growth and operational focus Best-In-Class Data & Workflow Assets Products Colleagues Talented Team With Deep Expertise Trusted Provider, Blue Chip Customer Base Robust Financial Profile Scaled Information Services Provider Across The Innovation Value Chain Strategic Alternatives Update Strong Foundation To Drive Shareholder Value Pursuing a refined path forward based on insights from the initial evaluation process Expect to complete review and share outcome with year-end results

Value Creation Plan on Track

Legend: Business Model Optimization | Improved Sales Execution | Accelerated Innovation | Solutions Rationalization

Q1 2025	Q2 2025	Q3 2025	Q4 2025
A&G | Launched ProQuest e-Books (subscription platform) ✓ A&G | Launched ProQuest Digital Collections (subscription product) ✓ LS&H | Launched DRG Fusion subscription platform powered by RWD ✓ Implemented revised sales incentive models ✓	Implemented initiative to grow and scale customer success teams for all segments ✓ A&G | Released e-Book Central AI-powered research assistant ✓ LS&H | Released enhanced AI-powered search functionality in Cortellis ✓ IP | Released AI Powered TM opposition assistant 'RiskMark' ✓	A&G | Release Web of Science Research Intelligence AI agent to early adopters IP | Release Derwent Suite Standard Essential Patent Analyzer (Innography) LS&H | Release DRG MedTech Competitive Intelligence, Subscription Product LS&H | Deploy Cortellis Regulatory Intelligence AI Research Assistant	A&G | Complete Digital Collections transition from transaction to subscription model IP | Release Derwent AI Patent Watch Solution IP | Release Derwent Chemistry Research AI Solution LS&H | Deploy Cortellis Drug Discovery Intelligence AI Research Assistant

Execute program to drive internal cost efficiencies

Evaluate strategic alternatives

Clarivate™

© 2025 Clarivate. All rights reserved.
15

Positive Momentum Building Across Core Financial Metrics 161 Subscription + Re-occurring order types. 2 (Subscription Organic Revenues + Re-occurring Organic Revenues) / Total Organic Revenues. 80% is FY 2024 reported. Core Financial Metrics 2024A vs. H1 2025A 2024A H1 2025A Organic ACV 1.3% 0.9% Renewal Rate 93% 92% H1 2024A ▲ 40 bps ▲ 100 bps Recurring Organic Revenue Mix2 88% 80% ▲ 800 bps Recurring Organic Growth1 0.7% 0.1% ▲ 60 bps Total Organic Revenue Growth 0.4% (1.4%) ▲ 180 bps © 2025 Clarivate. All rights reserved.

Jonathan Collins Chief Financial Officer Financial Review

Q2 & H1 2025 Financial Results

Revenues

- Change due to inorganic divestitures and disposals, partially offset by organic growth and Fx

Net Income / Loss

- Improvement due to non-cash goodwill impairment for LS&H segment in prior year that did not recur this year

Operating Cash Flow

- Change resulting from lower Adj. EBITDA as working capital improvement was offset by higher one-time costs

Changes from Prior Year

$m except per share data	Q2 '25	Q2 '24	Change	H1 '25	H1 '24	Change
Revenues	**$621**	**$650**	**$(29)**	**$1,215**	**$1,272**	**$(57)**
Income / (Loss) from Operations	7	(240)	247	(14)	(235)	221
Fair Value Adjustment of Warrants (Gain) / Loss	-	-	-	-	(5)	5
Interest Expense, Net	67	71	(4)	131	141	(10)
Income Tax Expense (Benefit)	12	(7)	19	31	8	23
Net Income / (Loss) to Ordinary Shares	**$(72)**	**$(317)**	**$245**	**$(176)**	**$(411)**	**$235**
Net Income / (Loss) Per Share, basic	$(0.11)	$(0.46)	$0.35	$(0.26)	$(0.61)	$0.35
Adjusted EBITDA[1]	262	274	(12)	495	511	(16)
Adjusted EBITDA Margin[1]	*42.1%*	*42.2%*	*(10 bps)*	*40.7%*	*40.2%*	*50 bps*
Adjusted Diluted EPS[1]	$0.18	$0.20	$(0.02)	$0.32	$0.34	$(0.02)
Operating Cash Flow	**$116**	**$126**	**$(10)**	**$288**	**$302**	**$(14)**
Capital Spending	66	66	-	127	130	(3)
Free Cash Flow[1]	50	60	(10)	161	172	(11)

[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
Note: Amounts in table may not sum due to rounding.

Clarivate™
© 2025 Clarivate. All rights reserved.
18

Changes from Prior Year Q2 2025 Revenues and Adj. EBITDA1 19© 2025 Clarivate. All rights reserved.1 See the Appendix for a reconciliation of GAAP to Non-GAAP measures. Note: Amounts in table may not sum due to rounding. Q2 2024 Q2 2025 $650 $621 $274 42.2% $262 42.1% Revenues Adj. EBITDA1 Year + Better - Worse $ millions FX $9 $3 Organic $3 $6 Inorganic Disposals ($32) ($17) Inorganic Divestitures ($9) ($4) Organic • Return to growth in subscription revenues and strong cost discipline led to more than full flow through to profit Inorganic Disposals • Impact from A&G and LS&H disposals Inorganic Divestitures • ScholarOne divestiture Foreign Exchange • Weaker USD led to higher translation

H1 2025 Revenues and Adj. EBITDA[1]

Organic
- Return to growth in subscriptions and patent annuities drove recurring[2] organic growth of 0.7% combined with strong cost discipline led to more than full flow through to profit

Inorganic Disposals
- Impact from A&G and LS&H disposals

Inorganic Divestitures
- Primarily ScholarOne and Valipat divestitures

Foreign Exchange
- Relatively flat USD led to negligible translation impact and higher transaction gains drove modest profit increase



Changes from Prior Year
$ millions
Year
+ Better
- Worse
Revenues
Adj. EBITDA¹
$1,272
$5
($39)
($25)
$2
$1,215
$10
($17)
($13)
$4
$511
40.2%
$495
40.7%
H1 2024
Organic
Inorganic Disposals
Inorganic Divestitures
FX
H1 2025

Clarivate™

[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures. [2] Subscription Revenues + Re-occurring Revenues.
Note: Amounts in table may not sum due to rounding.

© 2025 Clarivate. All rights reserved.

20

Q2 & H1 2025 Cash Flow

Free Cash Flow[1]

- Change resulting from lower Adj. EBITDA as working capital improvement was offset by higher one-time costs

Capital Allocation

- Utilized Q2 FCF to repurchase 11.5m shares at an average price of $4.30
- Refinanced $500m of Secured Notes due 2026 with a new TLB tranche due 2031 and swapped ~80% of this (€350m) from USD to EUR and from floating to fixed interest rate
- Net leverage remains at 4x

Changes from Prior Year

$m	Q2 '25	Q2 '24	Change	H1 '25	H1 '24	Change
Adj. EBITDA[1]	**$262**	**$274**	**$(12)**	**$495**	**$511**	**$(16)**
One-Time Costs[2]	(18)	(6)	(12)	(42)	(25)	(17)
Interest	(92)	(95)	3	(126)	(132)	6
Taxes	(17)	(17)	-	(24)	(25)	1
Working Capital	(10)	(25)	15	(1)	(14)	13
Other[3]	(7)	(5)	(2)	(15)	(13)	(2)
Operating Cash Flow	116	126	(10)	288	302	(14)
Capital Spending	(66)	(66)	-	(127)	(130)	3
Free Cash Flow[1]	**$50**	**$60**	**$(10)**	**$161**	**$172**	**$(11)**
Free Cash Flow Conversion[1]	***19%***	***22%***	***(3)%***	***32%***	***34%***	***(2)%***
Preferred Dividend	-	(19)	19	-	(38)	38
Share Repurchase	(50)	-	(50)	(100)	-	(100)
Debt Repayment	-	(5)	5	-	(53)	53
M&A	6	(36)	42	6	(36)	42
Other[4]	3	(5)	8	-	(39)	39
Cash Flow	**$9**	**$(5)**	**$14**	**$67**	**$6**	**$61**

[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures. [2] Includes restructuring-related severance and transaction cost.
[3] Includes impaired contractual costs. [4] Fx, Tax withholding for share-based compensation and refinancing cost.
Note: Amounts in table may not sum due to rounding.

Clarivate™

© 2025 Clarivate. All rights reserved.

21

FY 2025 Guidance Reaffirmed

Organic ACV
- Continue to expect growth acceleration compared to last year

Recurring Organic Growth
- Anticipate outcome in upper half of range based on H1 results

Revenues / Recurring Mix
- Expect revenue towards top end of range as rate of decline from disposals is slower, USD is weaker, and organic growth is stronger than originally expected
- Slower disposals decline lowering mix; however, organic mix (ex. disposals) is already at 88% in H1

Adj. EBITDA / Margin / FCF
- Expect Adj. EBITDA margin below mid-point on low conversion on higher disposal and Fx revenues

Metric	Guidance Range Low	Indication	Guidance Range High
Organic ACV	1.0%	~1.5%	2.0%
Recurring Organic Growth[2]	(1.0)%	~0.5%	1.0%
Revenues	$2,280m	~$2,390m	$2,400m
Recurring Revenue Mix[3]	83%	~84%	87%
Adj. EBITDA[1]	$940m	~$980m	$1,000m
Adj. EBITDA Margin[1]	40.5%	~41%	42.5%
Adj. Diluted EPS[1]	60¢	~65¢	70¢
Free Cash Flow[1]	$300m	~$340m	$380m

Guidance Range ▲ Mid Point[4] ✦ Current Indication

[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
[2] Subscription + Re-occurring order types.
[3] (Subscription + Re-occurring) / Total Revenues.
[4] Mid Point included for illustrative purposes only.

Clarivate™
© 2025 Clarivate. All rights reserved.
22

FY 2025 Revenues and Adj. EBITDA[1] Outlook

Organic
- Now expecting revenue to be flat as recurring[2] growth offsets transactional decline
- Profit headwind due to continued investments in product innovation partially offset by VCP internal cost efficiencies

Inorganic Disposals
- Digital Collections transactional revenues gone by year end, Books and RWD in 2026

Inorganic Divestitures
- ScholarOne and Valipat divestitures

Foreign Exchange
- Essentially flat due to recent weakening of the USD



Changes from Prior Year
$ millions
Year
+ Better
- Worse
Revenues
Adj. EBITDA1
$2,557
Recurring2 ~+10
Transactional ~(10)
~Flat
~($125)
~($40)
~Flat
~$2,390
$1,060
41.5%
~($20)
~($40)
~($20)
~Flat
~$980
~41%
2024A
Organic
Inorganic Disposals
Inorganic Divestitures
FX
2025T

[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures. [2] Subscription Revenues + Re-occurring Revenues.
Note: Amounts in table may not sum due to rounding.

Clarivate™
© 2025 Clarivate. All rights reserved.
23

FY 2025 Cash Flow Outlook

Free Cash Flow[1]

- Lower interest, working capital, and capital spending expected to largely offset lower profit to improve FCF conversion by ~1%

Capital Allocation

- Maintain flexibility between share repurchases and deleveraging

Changes from Prior Year			
$m	2025 Outlook	2024 Actuals	Change
Adj. EBITDA[1]	**~$980**	**$1,060**	**~$(80)**
One-Time Costs[2]	~(55)	(46)	~(10)
Interest	~(255)	(265)	~10
Taxes	~(55)	(53)	~0
Working Capital	~5	(23)	~25
Other[3]	~(25)	(26)	~0
Operating Cash Flow	~595	647	~(55)
Capital Spending	~(255)	(289)	~35
Free Cash Flow[1]	**~$340**	**$358**	**~$(20)**
Free Cash Flow Conversion[1]	***~35%***	***34%***	***~+1%***
Preferred Dividend	0	(38)	~40
Share Repurchase	~(300)	(200)	~40
Debt Repayment		(198)	
M&A		55	
Other[4]	~(40)	(53)	~15
Cash Flow	**~$0**	**$(76)**	**~$75**

[1] See the Appendix for a reconciliation of GAAP to Non-GAAP measures. [2] Includes restructuring-related severance and transaction cost.
[3] Includes impaired contractual costs. [4] Fx, Tax withholding for share-based compensation and refinancing cost.
Note: Amounts in table may not sum due to rounding.

Clarivate™

© 2025 Clarivate. All rights reserved.

24

Driving Momentum Through Strategic Focus and Execution 25© 2025 Clarivate. All rights reserved. Second consecutive quarter of sequential organic ACV and recurring revenue growth acceleration A&G at 2% organic ACV & subs revenue growth in H1; solid H2 outlook despite US market headwinds Rebound in IP annuity market with return to organic re-occurring revenue growth in H1 LS&H organic ACV returned to growth in H1 due to improved renewal rates in Cortellis R&D solutions Progressed strategic review in H1 with narrowed focus and line of sight to complete in H2

Q&A Session

Appendix Presentation of Certain Non-GAAP Financial Measures

28© 2025 Clarivate. All rights reserved. Presentation of Certain Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDA margin Adjusted EBITDA represents net income (loss) before the provision (benefit) for income taxes, depreciation and amortization, and interest expense, net, adjusted to exclude share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, and other items that are included in net income (loss) for the period that we do not consider indicative of our ongoing operating performance. Net income (loss) margin is calculated by dividing net income (loss) by revenues. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. Adjusted net income and Adjusted diluted EPS Adjusted net income represents net income (loss), adjusted to exclude amortization related to acquired intangible assets, share-based compensation, impairments, restructuring expenses, the impact of certain non-cash fair value adjustments on financial instruments, acquisition and/or disposal-related transaction costs, unrealized foreign currency gains/losses, legal settlements, and other items that are included in net income (loss) for the period that we do not consider indicative of our ongoing operating performance and the associated income tax impact of such adjustments. Adjusted diluted EPS is calculated by dividing Adjusted net income by Adjusted diluted weighted average shares. The Adjusted diluted weighted average shares calculation assumes that all instruments in the calculation are dilutive. Free cash flow and Free cash flow conversion Free cash flow represents net cash provided by (used for) operating activities less capital expenditures. Operating cash flow conversion is calculated by dividing net cash provided by (used for) operating activities by net income (loss). Free cash flow conversion is calculated by dividing Free cash flow by Adjusted EBITDA.

Reconciliation of Non-GAAP Financial Measures 29 Net income (loss) to Adjusted EBITDA and Adjusted EBITDA margin $m Q2 ‘25 Q2 ’24 H1 ’25 H1 ’24 Net income (loss) $(72.0) $(304.3) $(175.9) $(379.3) Provision (benefit) for income taxes 12.3 (6.8) 31.1 8.2 Depreciation and amortization 190.9 184.4 376.3 363.8 Interest expense, net 66.6 71.1 130.9 141.3 Share-based compensation expense 18.5 18.9 29.6 34.3 Goodwill and intangible asset impairments — 302.8 — 302.8 Restructuring and other impairments 9.3 0.7 34.0 10.2 Fair value adjustment of warrants — — — (5.2) Transaction related costs 8.1 3.1 14.4 7.5 Other1 27.9 4.5 54.4 27.1 Adjusted EBITDA $261.6 $274.4 $494.8 $510.7 Net income (loss) margin (11.6)% (46.8)% (14.5)% (29.8)% Adjusted EBITDA margin 42.1% 42.2% 40.7% 40.2% © 2025 Clarivate. All rights reserved. 1 Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance. The six months ended June 30, 2024 includes a $14.8 loss on divestiture.

Reconciliation of Non-GAAP Financial Measures

Net income (loss) and Net income (loss) per share to Adjusted net income and Adjusted diluted EPS

	Q2 '25		Q2 '24		H1 '25		H1 '24	
$m except per share data	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) and Diluted EPS	**$(72.0)**	**$(0.11)**	**$(304.3)**	**$(0.44)**	**$(175.9)**	**$(0.26)**	**$(379.3)**	**$(0.56)**
Amortization related to acquired intangible assets	137.0	0.20	139.7	0.20	273.3	0.40	278.2	0.41
Share-based compensation expense	18.5	0.03	18.9	0.03	29.6	0.04	34.3	0.05
Goodwill and intangible asset impairments	–	–	302.8	0.44	–	–	302.8	0.45
Restructuring and other impairments	9.3	0.01	0.7	–	34.0	0.05	10.2	0.02
Fair value adjustment of warrants	–	–	–	–	–	–	(5.2)	(0.01)
Transaction related costs	8.1	0.01	3.1	–	14.4	0.02	7.5	0.01
Other[1]	28.0	0.05	4.5	–	54.5	0.09	27.1	0.01
Income tax impact of related adjustments	(5.6)	(0.01)	(23.2)	(0.03)	(10.8)	(0.02)	(29.9)	(0.04)
Adjusted net income and Adjusted diluted EPS	**$123.3**	**$0.18**	**$142.2**	**$0.20**	**$219.1**	**$0.32**	**$245.7**	**$0.34**
Adjusted weighted average ordinary shares, diluted	**684.6**		**726.8**		**689.9**		**727.2**	

[1] Includes the net impact of foreign exchange gains and losses related to the remeasurement of balances and other items that do not reflect our ongoing operating performance. The six months ended June 30, 2024 includes a $14.8 loss on divestiture.

Clarivate™
© 2025 Clarivate. All rights reserved.
30

Reconciliation of Non-GAAP Financial Measures 31 Net cash provided by operating activities to Free cash flow and Free cash flow conversion © 2025 Clarivate. All rights reserved. $m Q2 ‘25 Q2 ‘24 H1 ’25 H1 ’24 Net cash provided by operating activities $116.3 $126.2 $287.5 $302.4 Capital expenditures (66.0) (65.9) (126.9) (130.3) Free cash flow $50.3 $60.3 $160.6 $172.1 Operating cash flow conversion (161.5)% (41.5)% (163.4)% (79.7)% Free cash flow conversion 19.2% 22.0% 32.5% 33.7%

Reconciliation of Non-GAAP Financial Measures – 2025 Outlook 32© 2025 Clarivate. All rights reserved. The following table presents our calculation of Adjusted EBITDA and Adjusted EBITDA margin for the 2025 outlook and reconciles these non-GAAP measures to our Net income (loss) and Net income (loss) margin for the same period: Net income (loss) to Adjusted EBITDA and Adjusted EBITDA margin Year Ending December 31, 2025 (Forecasted) $m Low High Net income (loss) $(333) $(257) Provision (benefit) for income taxes 62 66 Depreciation and amortization 761 751 Interest expense, net 271 261 Share-based compensation expense 71 71 Restructuring and other impairments1 39 39 Transaction related costs 15 15 Other 54 54 Adjusted EBITDA $940 $1,000 Net income (loss) margin (14.6)% (10.7)% Adjusted EBITDA margin 40.5% 42.5% 1 Reflects restructuring costs expected to be incurred in 2025 associated with the Value Creation Plan.

Reconciliation of Non-GAAP Financial Measures – 2025 Outlook 33© 2025 Clarivate. All rights reserved. The following table presents our calculation of Adjusted diluted EPS for the 2025 outlook and reconciles this non-GAAP measure to our Net income (loss) per share for the same period: Net income (loss) per fully diluted weighted shares outstanding to Adjusted diluted EPS Year Ending December 31, 2025 (Forecasted) $m Low High Net income (loss) per share $(0.49) $(0.39) Amortization related to acquired intangible assets 0.80 0.80 Share-based compensation expense 0.10 0.10 Restructuring and other impairments1 0.06 0.06 Transaction related costs 0.02 0.02 Other 0.13 0.13 Income tax impact of related adjustments (0.02) (0.02) Adjusted diluted EPS $0.60 $0.70 Adjusted weighted average ordinary shares, diluted 685 million 1 Reflects restructuring costs expected to be incurred in 2025 associated with the Value Creation Plan.

Reconciliation of Non-GAAP Financial Measures – 2025 Outlook 34 Net cash provided by operating activities to Free cash flow and Free cash flow conversion Year Ending December 31, 2025 (Forecasted) $m Low High Net cash provided by operating activities $555 $635 Capital expenditures (255) (255) Free cash flow $300 $380 Operating cash flow conversion (166.7)% (247.1)% Free cash flow conversion 31.9% 38.0% © 2025 Clarivate. All rights reserved. The following table presents our calculation of Free cash flow and Free cash flow conversion for the 2025 outlook and reconciles these non-GAAP measures to our Net cash provided by operating activities and operating cash flow conversion for the same period:

© 2025 Clarivate Clarivate and its logo, as well as all other trademarks used herein, are trademarks of their respective owners and used under license. About Clarivate Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property and Life Sciences & Healthcare. For more information, please visit www.clarivate.com